ENIGMA-BULWARK RISK MANAGEMENT, INC.

And

PRIME AFRICAN SECURITY, LTD. JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (the "Agreement" or this "Joint Venture Agreement"), is made and entered into as of this September 10, 2020, by and between Enigma-Bulwark Risk Management, Inc. (hereinafter "ENIGMA"), a Delaware Limited Liability Company, with its primary office located at 210 Bromwell Rd., Capetown, South Africa 7925, and Prime African Security, Inc. (hereinafter "PRIME"), a South African corporation, with a registered office located at 1092 Pretorius St, Hatfield, Pretoria, 0002, South Africa (PRIME) (ENIGMA and PRIME are each a "Party" and together "Parties" or "JV Interest Holders").

WHEREAS, ENIGMA is a security and risk management company that provides physical security, technology-systems integration and risk management advisory services to our clients. We offer our clients security officers, risk management advisory, situation analysis, proprietary and third-party technology and software solutions to understand, assess and mitigate risks, providing protective security solutions governments, corporations, and individuals; and

WHEREAS, ENIGMA desires to enter a joint venture (the "Joint Venture") with PRIME to develop plans and strategies that are designed to protect assets and people in a variety of environments within the Territory (as defined below); and

WHEREAS, PRIME is a security firm headquartered in Pretoria South Africa that provides security guards and risk management solutions for a wide variety of clients; and

WHEREAS, ENIGMA and PRIME will form a business unit named "Prime Enigma Africa" (the "Joint Venture Project") that operates as a DBA under Prime African Security, Ltd. The ownership interest of the Joint Venture Project shall be: 51% PRIME and ENIGMA 49%; and

WHEREAS, it is understood by PRIME and ENIGMA that the Joint Venture Project ("JV Project") represents a interim operational structure to the proposed Joint Venture, and it is the intent of the Parties to this Agreement to effect the formation of a new corporation ("JV NewCo"), where PRIME will own 51% and ENIGMA will own 49% of the issued and outstanding shares of the JV NewCo; and

WHEREAS, it is understood by the Parties that once the formation of the JV NewCo as a South African corporation is complete, the JV NewCo will seek to register and as a company providing security officers and security related products and services in South Africa; and

WHEREAS, it is further understood by the Parties to this Joint Venture that once it has secured the requisite registration and licenses to provide security officers and security related products and services, the Joint Venture Project shall transfer all its commercial contracts to the JV-NewCo, and the JV Project and its bank account will be closed; and

WHEREAS, The Joint Venture Project will provide the Services of ENIGMA to Customers (as defined below) in the Territory subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and commitments set forth herein, the parties hereto agree as follows:

Enigma-Bulwark, Risk Management, Inc.Joint Venture Agreement

Prime African Security, LtdSeptember 10, 2020

1.INTERPRETATION

1.1.In this Agreement, unless the context otherwise requires:

"Agreement" means this Joint Venture Agreement.

"Anti-Dilution" means that ENIGMA will own 51% of the Joint Venture and PRIME will not issue or sell shares of its common stock thereby diluting ENIGMA's ownership in the Joint Venture below 49%.

"Business Day" means any day other than a Saturday, Sunday or public or bank holiday in South Africa.

"Contributions" means that which is defined in Section 4, 4.1, 4.2 and 4.3 of this Agreement.

"Customer" means a government, corporation, individual or End-User.

"Data" means the data, code, text, images or sounds (together with any database made up of any of the foregoing) which are embodied in any electronic or tangible medium, and which are tested, stored, uploaded, accessed and/or processed by the Software.

"Employee Stock Option Plan" means the 2020 Enigma-Bulwark Employee Stock Option Plan defined further in Schedule "G".

"End-User" means any Person that retains the services of the Joint Venture for its own use.

"EnigmaCode" means the firmware that operates the remote locking and unlocking of the EnigmaLok technology defined in Schedule "C".

"EnigmaCode License" means the EnigmaCode technology that is part of the EnigmaLok License between Enigma-Bulwark, Ltd. and Prime Enigma Africa, Ltd. and that is further defined in Schedule "H".

"EnigmaData" means the data system that management the GPS tracking and monitoring of shipping containers further defined in Schedule "C".

"EnigmaLok" means the patented container locking technology defined in Schedule "C".

"EnigmaLok License" means the intellectual property rights License between Enigma-Bulwark, Ltd. and Prime Enigma Africa, Ltd. and that is further defined in Schedule "H".

"EnigmaTrak" means the GPS tracking defined in Schedule "C"

"EnigmaTrak License" means the intellectual property rights License between Enigma-Bulwark, Ltd. and Prime Enigma Africa, Ltd. and that is further defined in Schedule "G".

"Enigma End-User License Agreement" means an agreement properly executed between the Joint Venture and a Customer or a Customer and an End-User, which shall be enforceable under applicable law or as, otherwise approved in writing by ENIGMA. In all other respects the Joint Venture or the Customer, as the case may be, shall be entitled to include such terms and conditions in its contracts with End Users as it thinks fit provided such terms do not conflict with (or place any greater obligation upon ENIGMA than) this Agreement.

Enigma-Bulwark, Risk Management, Inc.Joint Venture Agreement

Prime African Security, LtdSeptember 10, 2020

"Enigma Tethered Drone" means the Patent Pending US 2020/0148348Al technology owned by Enigma-Bulwark and that Enigma-Bulwark, Ltd will License to Prime Enigma Africa after it has been incorporated and is further defined in Schedule "C".

"Enigma Tethered Drone License" means the intellectual property rights License between Enigma-Bulwark, Ltd. and Prime Enigma Africa, Ltd. and that is further defined in Schedule "I".

"Fees" means the fees set forth in Schedule "B" or such other fees, costs or charges that the parties may agree to in writing from time to time.

"Force Majeure" means, in relation to either party, any circumstances beyond the reasonable control of that party, including without limitation, natural disasters (earthquakes, hurricanes, floods) wars, riots or other major upheaval including acts of terrorism, actions of administrative bodies, performance failures of parties outside the control of the contracting party, or other act of God.

"Intellectual Property" means any patent, copyright, registered design, Trademark or other industrial or intellectual property right (whether or not registered) subsisting in the Territory in respect of the Services and applications for any of the foregoing.

"JV Project" means the Joint Venture between PRIME and ENIGMA operating as a business unit of PRIME and DBA Prime-Enigma African Security.

"Joint Venture Project Interest Holders" means the parties that hold a percentage of the JV Project's operations through a DBA Prime-Enigma African Security.

"Network Based Video Surveillance" refers to the Enigma US Patent Pending No.: 2020/0169834 and ENIGMA World Patent Pending No. WO 2018/222748 Al proprietary video network technology further defined in Schedule "C" Intellectual Property.

"Network Based Video Surveillance License" means the intellectual property rights License between Enigma Bulwark, Ltd. and Prime Enigma Africa, Ltd. and that is further defined in Schedule "J".

"JV NewCo" means the corporation that the parties to the JV Project will file to incorporate and then file the necessary registrations with the South African Government in order to comply with the required registrations and licenses to operate a Security Company in South Africa.

"JV NewCo Shareholders" means Prime African Security, Ltd. and Enigma-Bulwark Risk Management, Inc.

"OEM" means any Person that acquires or licenses the Services and reuses or incorporates them into new products which such Person then markets, sells and distributes.

"Operating Agreement" means the operating agreement that the Joint Venture Project will be governed by and will be in form of Schedule "B".

"Person" means an individual or a firm, corporation, partnership, The Joint Venture, assoc1at10n, trust, unincorporated association, government, state or agency of a government or state or any other entity or organization.

Enigma-Bulwark, Risk Management, Inc.Joint Venture Agreement

Prime African Security, LtdSeptember 10, 2020

"PRIME Historical Business" means the commercial business that Prime African Security, Ltd. has as of the date of the signing of the PRIME-ENIGMA Joint Venture Agreement and is identified as revenue that is sequestered and separate and apart from use in the operations of the PRIME-ENIGMA Joint Venture Project or as part of the JV NewCo.

"Prime Enigma Africa" means the name of the business ("DBA") that the proposed Joint Venture Project will operate under for the period until the JV NewCo has been incorporated, and the requisite registrations and licenses that will permit the JV NewCo to operate a security company in South Africa., but no later than December 31, 2020.

"Prime-Enigma African Security Bank Account" means the corporate bank account that will be jointly opened and controlled equally by PRIME and ENIGMA.

"Purchase Order Form" means a document that constitutes an order placed by the Joint Venture pursuant to the terms of this Agreement.

"Reseller" means any Person that that acquires or licenses the Services for resale to its customers.

"Restricted Information" means all proprietary, nonpublic information, whether disclosed in writing, orally, by electronic means or otherwise, concerning the parties' businesses, products, assets and/or equipment, including but not limited to, all tangible, intangible, visual, electronic, present or future information such as: (a) trade secrets; (b) financial information, including pricing, pricing strategies, revenue or credit information; (c) technical information, including research, development, procedures, algorithms, data, designs, inventions, processes, formulas and know-how; (d) business information, including operations, planning, marketing interests, clients, suppliers and products; and (e) the terms of any definitive agreement between the parties and the discussions, negotiations and proposals related to such agreement. Restricted Information disclosed to the other party must be clearly identified. Written Restricted Information must be clearly marked in a conspicuous place with an appropriate legend identifying the information as confidential. Restricted Information that is not written must be identified as Restricted Information at the time of disclosure and confirmed in a writing delivered to the receiving party within fifteen (15) days following its disclosure.

"Services" means the services detailed in Schedule A, as such schedule may be supplemented from time to time in accordance with clause 7.1, including, but not limited to, physical security officers, risk management advisory, risk planning, Strategic Planning and Situational Analysis, software, documentation, managed software as a service facility Custom Software, communication services, GPS Hardware, patented cargo container locking technology and other such services.

"SmarTrak-ICS" means the ENIGMA SmarTrak Intelligent Container System, including GPS based tracking, patented container locking and communication technology communication, data management, and global mapping software.

"Smart Video" means Artificial Intelligence or Augmented Intelligence powered video and camera technology and video data management and associated software and hardware.

"Systems Integrator" means any Person that combines various components and programs into a functioning system, customized for a particular customer's needs.

"Territory" means South Africa.

Enigma-Bulwark, Risk Management, Inc.Joint Venture Agreement

Prime African Security, LtdSeptember 10, 2020

"Tethered Drone" means tethered drone platforms owned by third parties and integrated into the Service and Product Offerings.

"Tracking/Locking Hardware/Software" means the physical hardware devises that are part of the SmarTrak-ICS platform, including EnigrnaTrak, EnigrnaLok, EnigmaCode and EnigmaData, sold by ENIGMA to the Joint Venture and subsequently resold to Customers by the Joint Venture that enables the remote tracking and securing of assets using GPS/ GPRS/ tracking, monitoring and patented locking M2M technology.

"VAR" means a Person that purchases or licenses the Services and resells the Services after incorporating other hardware and/or software into the Services or the Services into other hardware.

"Web Domain" means the web addresses of the System, having its URL at www.primeafrican.co.za or as amended from time to time to include www.prime-enigmaafricansecurity.co.za.

1.2.Any reference in this Agreement to "writing" includes a reference to e-mail, facsimile transmission or comparable means of communication.

1.3.In this Agreement the masculine includes the feminine and the neuter, and the singular includes the plural and vice versa as the context admits or requires.

1.4.The index and headings to the clauses and Appendices to and Schedules of this Agreement are for convenience only and will not affect its construction or interpretation.

1.5.References to a statute or statutory provision include, unless the context otherwise requires, a reference to that statute or statutory provision as from time to time amended, modified, extended, re-enacted, consolidated and all statutory instruments, orders, by-laws, directions and notices made pursuant to it whether made before or after the date of this Agreement which are in force prior to the date of this Agreement.

1.6.Any reference in this Agreement to a clause or Schedule or Schedule is a reference to a clause or Schedule or Schedule of this Agreement and references in any Schedule or Schedule to clauses, sections or paragraphs relate to the clauses, sections or paragraphs in that Schedule or Schedule.

1.7.The Schedules and Schedules form part of this Agreement and will have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement will include the Schedules and Schedules.

1.8.Any reference to a "month" is a reference to the period of a calendar month.

2.FORMATION OF JOINT VENTURE

2.1.The joint venture formed by this Agreement (the "Joint Venture") will conduct its business under the name PRIME AFRICAN SECURITY, and will have its registered address, initially, at 1092 Pretorius St, Hatfield, Pretoria 0002, South Africa. The Joint Venture shall be considered a joint venture between the Parties in all respects, and in no event, shall this Agreement be construed to create a partnership or any other fiduciary relationship between the Parties.

Enigma-Bulwark, Risk Management, Inc.Joint Venture Agreement

Prime African Security, LtdSeptember 10, 2020

2.2.The Joint Venture shall be formed by:

2.2.1.PRIME and ENIGMA entering this Joint Venture Agreement, which will operate as an operating unit of Prime African Security, Ltd., until the Parties incorporate a South African corporation or Limited Liability Company and file the requisite registration requirements to operate a Security Company in South Africa.

2.2.2.PRIME and ENIGMA shall enter an Operating Agreement as Exhibit "C", that will govern the Joint Venture and will govern how the Joint Venture business is conducted and will supersede the Bylaws of Prime African Security, Ltd.

2.2.3.PRIME and ENIGMA shall enter a Shareholder Agreement as Exhibit "D" to the Joint Venture Agreement.

2.2.4.PRIME and ENIGMA shall Opening a Corporate bank account in the name of PRIME-ENIGMA AFRICAN SECURITY with 2 Signatories, one signatory representing PRIME and one representing ENIGMA. How the bank account is controlled and the funds, if any, are allocated or applied to operational expenses or distributed in accordance with Clause 6.

2.2.5.A financial officer from PRIME and ENIGMA will have access to view activity on the online banking.

3.PURPOSE

The Joint Venture shall be formed to develop and execute commercial opportunities in the South African Security and Risk Management marketplace and products and services technologies and exploit business relationships to achieve this goal.

4.CONTRIBUTIONS

The Parties hereto shall each make an initial contribution to the Joint Venture as follows:

4.1.ENIGMA' s ContributionInternational experience in risk management for large corporations in high-risk environments, prospective customer relationships. License to the patented remote monitoring technology of EnigmaLok and EnigmaCode License to the Trade Secrets around a battery management technology and know-how. Experience in the development of Business Plans, Situational Analysis, Market Analysis, Go to Market Strategy and financial models. Five Hundred thousand (500,000) Stock Options as part of the Enigma-Bulwark, Ltd. Employment Common Stock Option agreement.

4.2.. PRIMES's ContributionExperience in security services and technology, management of security officers and CCTV and other video technologies. The mature relationships with the South African government, and with local regulatory institutions, that the principals of Prime have developed will be utilized to effect commercial success of the proposed Joint Venture.

5.DUTIES OF THE JOINT VENTURE

5.1.The Joint Venture Project shall use commercially reasonable efforts to promote, market and sell the Products and Services, detailed in Exhibit "A" and pursuant to the terms of this Agreement.

Enigma-Bulwark, Risk Management, Inc.Joint Venture Agreement

Prime African Security, LtdSeptember 10, 2020

5.2.Except as expressly provided for elsewhere in this Agreement, The Joint Venture shall, at its own cost, train those of its employees who will be engaged in promoting, marketing and selling the Services products to use and demonstrate the Services to a professional standard.

5.3.The Joint Venture shall, at its own cost, conduct promotion and marketing of the Services in the Territory with reasonable care and diligence and shall provide such resource and expertise as reasonably necessary to ensure a professional implementation of the Services and shall provide after-sales support to Customers and cultivate and maintain good relations with Customers and potential Customers in the Territory in accordance with reasonable commercial principles.

5.4.The Joint Venture shall be entitled to perform its duties hereunder in such manner, as it considers approp1iate subject to the provisions of this Agreement.

5.5.The Joint Venture shall be responsible for obtaining all licenses, permits and approvals, which are necessary for the performance of its duties under this Agreement.

6.FISCAL YEAR; ACCOUNTING; ALLOCATION OF JV PROJECT PROFITS

Any and all Adjusted Net Income accruing to the JV Project shall be distributed to the Parties, 51% to PRIME and 49% to ENIGMA, on a quarterly basis. Distributions shall be made within thirty (30) days after the end of each calendar quarter: Distribution shall be made after a determination of Adjusted Net Income has been determined by a formula defined in section 6.1.

6.1.Adjusted Net Income. The Adjusted Net Income shall be defined as Net Revenue, less general and administrative expense, sales and marketing, a cash reserve equal to twenty (20%) percent of the pro forma operating budget, and the projected tax allocation for the quarterly and fiscal period.

6.2.Fiscal Year. The fiscal year of JV Project shall be the calendar year unless otherwise determined by the JV Interest Holders (the "Fiscal Year").

6.3.Method of Accounting. It is anticipated that JV Project will use the accrual method of accounting to report income and deductions for tax purposes Management may change accounting methods if the Management determines such change to be in the best interests of JV Project or its JV Interest Holders.

6.4.Books of Account; Records. JV Project shall keep proper books of account at the principal office of PRIME, which shall be open for reasonable examination and copying by any JV Interest Holder or its authorized representative. PRIME may charge its reasonable costs of copying and mailing any such books and records.

6.5.Quarterly Reports. Within 30 days following the completion of each Fiscal Quarter, JV Project shall deliver to each JV Interest Holder a report containing the following: (i) a balance sheet; (ii) a statement of income and cash flows; and (iii) any other pertinent inforn1ation regarding the JV Project's activities.

6.6.Tax Information. Within 90 days after the end of each Fiscal Year, JV Project shall deliver to each JV Interest Holder with respect to such Fiscal Year a statement showing all items of income, gain, loss, deduction and credit of PRIME for income tax purposes, together with all other information regarding JV Project necessary for the preparation of PRIME's tax returns. PRIME shall cause all tax returns and reports required to be filed by PRIME to be prepared and timely filed with the appropriate authorities and shall, upon the reasonable request of any JV Interest Holder, furnish to such JV Interest Holder such tax returns and reports promptly after the filing of the same. PRIME shall retain such tax returns and reports for the PRIME's three most recent tax years.

Enigma-Bulwark, Risk Management, Inc.Joint Venture Agreement

Prime African Security, LtdSeptember 10, 2020

6.7.Allocation of Profits and Losses.

6.7.1.The Profits of the JV Project as set out in the reports issued under Clause 6.4, if any, shall be allocated among the JV Interest Holders pro rata to their Interest Holdings in the JV Project. Immediately after making such allocations is, as nearly as possible, equal to if JV Project only maintained a base operating budget for the operations of the JV Project.

6.7.2.The JV Projects management will develop an annual budget for the operations of the JV Project which will include a capital reserve equal to twenty (20%) percent of the annual budget. "Profits" and "Losses" shall mean an amount equal to the PRIME's taxable income or loss, respectively, for any period from all sources, determined in accordance with South African Tax Code, adjusted in the following manner: (i) the income of the PRIME that is exempt from income tax or not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be added to such taxable income or loss.

6.8.Distributions

6.8.1.Distributions shall be made with timing and in accordance with surplus funds available in the JV Project account equal to three (3) months operating capital plus twenty (20%) percent of the annual operating budget, the Company may make distributions of Net Cash Flow, which distributions shall be made quarterly.

6.8.2.Definition of Net Cash Flow. "Net Cash Flow" of the JV Project as determined for any period shall be computed by deducting from the gross revenues received by the JV Project during each quarterly period from all sources all of the following items: (a) all operating expenses of the business accrued or payable during such period, taxes payable by PRIME, and insurance premiums, but excluding depreciation and amortization allowances, (b) interest and principal payments on indebtedness of the PRIME (including loans that may have been made by management and accrued during such period, (c) proceeds received from investment into the PRIME other than insiders or management, (d) additions to Reserves, (e) anticipated working capital and fixed asset requirements for future periods as determined by the annual operating annual budget of the JV Project, (f) those attributable to the PRIME Historical Business.

7.MANAGEMENT

The following individuals in the following positions will comprise the Joint Venture's management (the "Management Team").

7.1.The Executive Management Team will be structured as follows:

7.1.1.Godden Sibanda, Chief Executive Officer & Director

7.1.2.Clive Oosthuizen, President & Director

7.1.3.Calli R. Bucci, Co-Chief Financial Officer

8.RESPONSIBILITIES OF THE PARTIES

8.1.The Parties will each have the following responsibilities under the Joint Venture:

8.1.1.ENIGMAS's Responsibilities:

Enigma-Bulwark, Risk Management, Inc.Joint Venture Agreement

Prime African Security, LtdSeptember 10, 2020

8.1.1.1.ENIGMA is charged with delivering the products and services defined in Schedule "A".

8.1.2.PRIME's Responsibilities:

8.1.2.1.ENIGMA is charged with delivering the products and services defined in Schedule "A".

8.2.The Parties will use each of their best endeavors to promptly form JV NewCo no later than September 30, 2020, and file all requisite registrations, and license applications that will allow JV NewCo to operate a security company in South Africa.

9.ANTI-DILUTION

During the period whereby the Joint Venture between PRIME and ENIGMA is active the Joint Venture will not issue new Joint Venture Interests, without written consent from ENIGMA, that would result in ENIGMA owning less than 49% of the issued capital stock of the Joint Venture.

10.NON-EXCLUSIVITY

No exclusivity is formed by virtue of this Joint Venture Agreement and neither Party shall be obligated to make offers to the other related to any business outside of South Africa.

11.TERM

This Agreement shall commence on the date first written above and remain in full force and effect for an initial period of three years (the "Initial Term"). At the end of the Initial Term, this Agreement will automatically renew in one-year increments (each, a "Renewal Term"), unless and until this Agreement is terminated in accordance with Section 8 hereinafter.

12.TERMINATION

Either Party shall have the right to terminate this Agreement, effective as of the end of the Initial Term or any Renewal Term, by providing the other with written notice of termination at least thirty (30) days prior to the end of such Initial Term or Renewal Term. Neither Party shall have the right to terminate this Agreement at any other time unless such termination is mutually agreed to by the Parties hereto. The Joint Venture shall terminate upon termination of this Agreement.

13.CONFIDENTIAL INFORMATION

The Non-Disclosure Agreement entered into by the Parties as of in August 2020 (the "NDA") is applicable to the Joint Venture and shall apply in full force and effect to any and all Confidential Information (as defined in the NDA) exchanged or otherwise accessed by a Party under this Agreement.

14.FURTHER ACTIONS

The Parties shall execute any documents and take all appropriate actions as may be necessary to give effect to the Joint Venture.

Enigma-Bulwark, Risk Management, Inc.Joint Venture Agreement

Prime African Security, LtdSeptember 10, 2020

15.ASSIGNMENT

Neither Party shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other Party, except to a successor in ownership of all or substantially all of the assets of the assigning Party if the successor in ownership expressly assumes in writing the terms and conditions of this Agreement. Any such attempted assignment without written consent will be void. This Agreement shall inure to the benefit of and shall be binding upon the valid successors and assigns of the Parties.

16.GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the South Africa, without regard to conflicts of law principles.

17.COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one instrument.

18.SEVERABILITY

The Parties recognize the uncertainty of the law with respect to certain provisions of this Agreement and expressly stipulate that this Agreement will be construed in a manner that renders its provisions valid and enforceable to the maximum extent possible under applicable law. To the extent that any provisions of this Agreement are determined by a court of competent jurisdiction to be invalid or unenforceable, such provisions will be deleted from this Agreement or modified so as to make them enforceable and the validity and enforceability of the remainder of such provisions and of this Agreement will be unaffected.

19.NOTICES

All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement: (i) when personally delivered; (ii) upon receipt of a telephone facsimile transmission with a confirmed telephonic transmission answer back; (iii) three (3) days after having been deposited in the mail, certified or registered, return receipt requested, postage prepaid; or (iv) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to a Party or their permitted assigns at the address for such Party first written above.

PRIME AFRICAN SECURITY, LTD.

Attention: Godden Sibanda, President

Prime African Security, Ltd.

1092 Pretorius St.

Hatfield, Pretoria 0002 South Africa

Fax: 011.27. (086) 547 7790

Email: goddens@primeafrican.co.za

Enigma-Bulwark, Risk Management, Inc.Joint Venture Agreement

Prime African Security, LtdSeptember 10, 2020

ENIGMA-BULWARK RISK MANAGEMENT, INC.

Attention: Clive Oosthuizen, CEO

Enigma-Bulwark Risk Management, Inc.

210 Bromwell Rd.,

Capetown, South Africa 7925

Fax: 01 310 899 8167

Email: clive.oosthuizen@gmail.com

20.HEADINGS

Paragraph headings used in this Agreement are for reference only and shall interpretation of this Agreement.

21.ENTIRE AGREEMENT

This Agreement contains the entire agreement and understanding between the Parties, superseding all prior contemporaneous communications, representations, agreements, and understandings, oral or written, between the Parties with respect to the subject matter hereof. This Agreement may not be modified in any manner except by written amendment executed by each Party hereto.

In Witness Whereof, the Parties have caused this Joint Venture Agreement to be duly executed and delivered as of the date first written above.

PRIME AFRJCAN SECURITY, LTD.

/s/ Godden Sibanda 11/10/2020

Godden Sibanda

CEO/President

ENIGMA-BULWARK RJSK MANAGEMENT, INC.

/s/ Clive Oosthuizen 11/10/2020

Clive Oosthuizen

CEO

Enigma-Bulwark, Risk Management, Inc.Joint Venture Agreement

Prime African Security, LtdSeptember 10, 2020

SCHEDULES

A.Goods and Services

B.Fees for Goods and Services

C.Intellectual Property

a.Enigma-Bulwark Container Locking Technology Patent

b.Tethered Drone Patent Pending

c.Network Based Video Surveillance Patent Pending

d.EnigmaTrak Trade Secret Technology

D.Prime African Security, Ltd. By Laws/N Shareholder Agreement

E.Non-Disclosure Agreement

F.N Stake Holders

G.Enigma-Bulwark, Ltd. Employee Stock Option Agreement

H.EnigmaTrak License

I.EnigmaLok License

J.Tethered Drone License

K.Network Based Video Surveillance and Logistics for Multiple Users License

SCHEDULE "A"

GOODS & SERVICES

1.Advisory/Consul ting

2.Security Officers

3.Security Management

4.Systems Integration

5.Technology

6.Hardware

7.Software

SCHEDULE "B"

FEES FOR SERVICES

1.Advisory/Consul ting

2.Security Officers

3.Security Management

4.Systems Integration

5.Technology

6.Hardware

7.Software

SCHEDULE "C"

INTELLECTUAL PROPERTY

1.EnigrnaLok

2.Tethered Drone

3.Video Network

4.EnigrnaTrak

SCHEDULE "D"

PRIME AFRICAN SECURITY, LTD. BYLAWS/

JV SHAREHOLDER AGREEMENT

SCHEDULE "E"

NONDISCLOSURE AGREEMENT

SCHEDULE "F"

JV STAKE HOLDER

1.Prime African Security, Ltd.

2.Enigma-Risk Management, Inc.

SCHEDULE "G"

ENIGMA-BULWARK, LTD.

EMPLOYEE STOCK OPTION PLAN

SCHEDULE "H"

ENIGMATRAK LICENSE

SCHEDULE "I"

ENIGMALOK LICENSE

SCHEDULE "J"

TETHERED DRONE LICENSE

SCHEDULE "K"

NETWORK BASED VIDEO SURVEILLANCE AND

LOGISTICS FOR MULTIPLE USERS LICENCE